UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2013

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Paseo Padre Parkway, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2013, WaferGen Bio-systems, Inc. (the “Company”) entered into a severance benefits agreement with John Harland, Chief Financial Officer of the Company. The following description of the severance benefits agreement with Mr. Harland is qualified in its entirety by reference to the terms of such agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

The severance benefits agreement provides that if Mr. Harland’s employment is terminated by the Company without Cause (as defined in the agreement) or by Mr. Harland for Good Reason (as defined in the agreement), then Mr. Harland will be entitled to receive severance benefits in the form of salary continuation payments over a 6- month period following the date of termination; provided Mr. Harland’s right to receive such severance payments is conditioned upon his execution of a waiver and release of claims against the Company.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
10.1	Severance Benefits Agreement, dated January 10, 2013, between the Company and John Harland

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: January 14, 2013	By:	/s/ JOHN HARLAND
John Harland
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Benefits Agreement, dated January 10, 2013, between the Company and John Harland